Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our reports dated February 25, 2014, relating to the financial statements and financial highlights which appear in the December 31, 2013 Annual Reports to Shareholders of Forward Global Infrastructure Fund, Forward International Real Estate Fund, Forward Real Estate Fund, Forward Real Estate Long/Short Fund, Forward Select Income Fund, Forward Credit Analysis Long/Short Fund, Forward EM Corporate Debt Fund, Forward Emerging Markets Fund, Forward International Dividend Fund, Forward International Small Companies Fund, Forward Global Dividend Fund, Forward Select EM Dividend Fund, Forward Tactical Enhanced Fund, Forward Tactical Growth Fund, Forward Commodity Long/Short Strategy Fund, Forward Total MarketPlus Fund, Forward Frontier Strategy Fund, Forward High Yield Bond Fund, Forward Investment Grade Fixed-Income Fund, Forward U.S. Government Money Fund, Forward Multi-Strategy Fund, Forward Balanced Allocation Fund, Forward Growth & Income Allocation Fund, Forward Growth Allocation Fund, Forward Income & Growth Allocation Fund, Forward Income Builder Fund, Forward Small Cap Equity Fund, Forward Endurance Long/Short Fund, Forward Managed Futures Strategy Fund, Forward Dynamic Income Fund, and Forward Select Opportunity Fund (collectively the “Funds”), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Confidential Dissemination of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

April 30, 2014